                                  EXHIBIT 12(a)

                         THE CHASE MANHATTAN CORPORATION

                Computation of ratio of earnings to fixed charges
                          (in millions, except ratios)

                                                              Three months Ended
                                                                March 31, 1999
                                                              ------------------
EXCLUDING INTEREST ON DEPOSITS
Income before income taxes                                          $ 1,818
                                                                    -------

Fixed charges:
  Interest expense                                                    1,225
  One third of rents, net of income from subleases (a)                   32
                                                                    -------
Total fixed charges                                                   1,257
                                                                    -------
Less: Equity in undistributed income of affiliates                      (29)
                                                                    -------

Earnings before taxes and fixed charges,
  excluding capitalized interest                                    $ 3,046
                                                                    =======
Fixed charges, as above                                             $ 1,257
                                                                    =======

Ratio of earnings to fixed charges                                     2.42
                                                                    =======
INCLUDING INTEREST ON DEPOSITS
Fixed charges, as above                                             $ 1,257

Add: Interest on deposits                                             1,598
                                                                    -------
Total fixed charges and interest on deposits                        $ 2,855
                                                                    =======

Earnings before taxes and fixed charges, excluding
  capitalized interest, as above                                    $ 3,046

Add: Interest on deposits                                             1,598
                                                                    -------
Total earnings before taxes, fixed charges,
  and interest on deposits                                          $ 4,644
                                                                    =======

Ratio of earnings to fixed charges                                     1.63
                                                                    =======

================================================================================

(a)   The proportion deemed representative of the interest factor.


                                      -42-